United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2009

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)
1106 Palms Airport Drive Las Vegas, Nevada (Address of Principal Executive Offices)	89119-3720 (Zip Code)
Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2009, Shuffle Master, Inc. (NASDAQ National Market: SHFL) (the “Company”) announced a material inducement grant of stock options to Linster W. Fox, in connection with Mr. Fox’s appointment as the Company’s Chief Financial Officer, effective August 1, 2009. On August 10, 2009, the Compensation Committee of the Board of Directors of the Company, consisting of only Independent Directors, recommended and approved the inducement grant of stock options, and on August 10, 2009, the Board of Directors of the Company granted an option to purchase 60,000 shares of the Company’s common stock to Mr. Fox (the “Inducement Award”) pursuant and subject to the provisions of an award agreement. The Inducement Award: (a) was granted in reliance on Nasdaq Marketplace Rule 5635(c)(4); (b) has an exercise price equal to $7.12, the closing price of the Company’s common stock on the date of the grant; (c) vests one quarter per year beginning on August 10, 2010, and will continue vesting on each of the next three annual anniversary dates, provided that Mr. Fox remains employed on each anniversary date; and (d) has an expiration date of August 10, 2019. The full text of the press release is furnished as Exhibit 99.1 to this report. Such information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1 Press release dated August 13, 2009, announcing option grant to Linster W. Fox.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: August 13, 2009

/s/ Timothy J. Parrott
Timothy J. Parrott
Chief Executive Officer